UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933
________________

DNB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
________________

Pennsylvania	23-2222567
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4 Brandywine Avenue, Downingtown, PA	19355
(Address of Principal Executive Offices)	(Zip Code)
________________

1995 STOCK OPTION PLAN
(As amended and restated, effective as of April 25, 2012)
 (Full title of the plan)
________________

Gerald F. Sopp, Chief Financial Officer
DNB FINANCIAL CORPORATION
4 Brandywine Avenue, Downingtown, Pennsylvania 19335
 (Name and address of agent for service)

(484) 359-3138
 (Telephone number, including area code, of agent for service)
________________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $1.00 par value per share (“Common Stock”)(1)	150,000 shares	13.59	$2,038,500	$233.61

(1)
In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of common stock which become issuable under the DNB Financial Corporation 1995 Stock option Plan, as amended and restated  (the “Plan”) by reason of any stock dividend, stock split, or similar transaction.

(2)
Pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, and solely for the purposes of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock of DNB Financial Corporation (the “Company”) on the NASDAQ Capital Market on August 15, 2012.

EXPLANATORY NOTE

On April 25, 2012, stockholders of DNB Financial Corporation (the “Company” or the “registrant”) approved the amendment and restatement of the DNB Financial Corporation 1995 Stock option Plan (as amended and restated, the “Plan”) increasing the number of shares of common stock, par value $1.00 per share (“Common Stock”), authorized for issuance pursuant to awards granted under the Plan by 150,000.  Prior to this increase, 643,368 shares were previously registered, of which 235,438 shares are currently subject to outstanding, unexercised stock options.  Accordingly, this Registration Statement is being filed in order to register the additional 150,000 newly authorized shares of Common Stock which may be offered or issued to eligible individuals under the Plan.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

PART I

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.  Documents containing the information required by Part I will be sent or given to participants in the Plan in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act.  The Company is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference (excluding any portions of any such documents that are “furnished” but not “filed” for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Commission on March 22, 2012 (File No. 1-34242);

                  (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 (filed with the Commission on May 11, 2012)  and June 30, 2012 (filed with the Commission on August 10, 2012)  (File No. 1-34242);

  (c) the Company’s Current Reports on Form 8-K as filed with the Commission on each of January 23, 2012, February 22, 2012, April 4, 2012, April 23, 2012, April 26, 2012, May 23, 2012, July 23, 2012 and August 13, 2012;

                  (d) the Company's definitive proxy statement for the 2012 annual meeting of shareholders filed with the Commission on March 22, 2012 (File No. 1-34242); and

                  (e) the description of the Company's securities as contained in the Company's registration on Form 8-A as filed with the Commission on April 4, 1988 (File No. 001-34242), as amended by the Company’s Form 8-A filed with the Commission on January 20, 2009, including any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those documents furnished or otherwise not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Sections 1741 and 1747 of the Pennsylvania Business Corporation Act, as amended (the "Act"), provides for indemnification of, and insurance for any person who is or was a representative of the Company and specifically empowers the Company to indemnify, subject to the standards therein prescribed, any person who is or was a representative of the Company in connection with any action, suit or proceeding brought or threatened by reason of the fact that he is or was a representative of the Company. Articles 23 and 24 of the Company's Bylaws require the Company to indemnify each of the Company's directors and officers in such capacity in which any such director or officer acts for or on behalf of the Company including as an employee or agent.

                  The Bylaws provide that the Company will indemnify any officer or director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was an officer or director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  In addition, the Company will indemnify any officer or director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, and/or employee or agent of a corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. No indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Company.

                  The Bylaws permit the payment of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

                  As provided in the Bylaws, the Company may purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

                  The Company will not indemnify any officer or director in any case where the act or failure to act giving rise to the claim for indemnification constituted willful misconduct or recklessness. The Bylaws also provide that a director of the Company will not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

                  (a) the director has breached or failed to perform the duties of his office, and

(b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The Bylaws exclude:

(a)  the responsibility or liability of a director pursuant to a criminal statute, or

(b)  the liability of a director for the payment of taxes pursuant to  local, state or federal law.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         See the Exhibit Index attached to this Registration Statement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downingtown, State of Pennsylvania, on August 15, 2012.

DNB FINANCIAL CORPORATION
/s/ William S. Latoff William S. Latoff, Chairman and CEO

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ William S. Latoff	August 15, 2012
William S. Latoff, Chairman and CEO (Principal Executive Officer)

/s/ William J. Hieb	August 15, 2012
William J. Hieb, President and Chief Risk & Credit Officer

/s/ Gerald F. Sopp	August 15, 2012
Gerald F. Sopp Chief Financial Officer (Principal Accounting Officer)

Thomas A. Fillippo Director

/s/ Gerard F. Griesser	August 15, 2012
Gerard F. Griesser Director

Mildred C. Joyner Director

/s/ James J. Koegel	August 15, 2012
James J. Koegel Director

/s/ James H. Thornton	August 15, 2012
James H. Thornton Director

Index to Exhibits

Exhibit No.
3.1
Amended and Restated Articles of Incorporation, as amended effective December 8, 2008, filed March 31, 2009 as item 3(i) to Form 10-K for the fiscal year-ended December 31, 2008 (No. 1-34242) and incorporated herein by reference.

3.2	Bylaws of the Registrant as amended December 8, 2008, filed March 31, 2009 as item 3(ii) to Form 10-K for the fiscal year-ended December 31, 2008 (No. 1-34242) and incorporated herein by reference.

4.1
1995 Stock Option Plan of DNB Financial Corporation (as amended and restated, effective as of April 25, 2012), filed on March 22, 2012 as Appendix A to Registrant’s Proxy Statement for its Annual Meeting of Stockholders held April 25, 2012, and incorporated herein by reference.

5.1	Opinion of Stradley, Ronon, Stevens & Young, LLP, filed herewith.

23.1	Consent of Stradley, Ronon, Stevens & Young, LLP, included in Exhibit 5.1.

23.2	Consent of ParenteBeard LLC Independent Registered Public Accounting Firm, filed herewith.